Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is dated as of March 26, 2026, by and among Peapack-Gladstone Financial Corporation, a New Jersey corporation (the “Company”), and Strategic Value Investors, LP, a Delaware limited partnership, and Strategic Value Private Investors II, LP, a Delaware limited partnership (each, a “Purchaser” and collectively, the “Purchaser”).

RECITALS

WHEREAS, the Company desires to issue and sell an aggregate of Thirty Thousand (30,000) shares (the “Offering”) of its 6.00% Non-Cumulative Perpetual Convertible Senior Preferred Stock, Series B, no par value per share (the “Series B Preferred Stock” or the “Shares”) and potentially the Commitment Shares (as defined herein), all of which the Company desires to issue and sell to the Purchaser;

WHEREAS, the parties desire that, upon the terms and subject to the conditions herein, the Company shall have the right, from the Closing Date through and including December 31, 2027, to issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an additional Twenty Thousand (20,000) shares of the Company’s Series B Preferred Stock upon written notice from the Company;

WHEREAS, the Purchaser is an institutional “accredited investor” as such term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”) or a “qualified institutional buyer,” as defined in Rule 144A of the Securities Act; and

WHEREAS, the Company is issuing the Shares in reliance on the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, and compliance with all applicable state securities (“Blue Sky”) laws and regulations.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, such Person’s members, partners and any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, that the term “Affiliate” shall not include any other portfolio company or investment controlled by the partners, members or management company of Purchaser.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Anti-Corruption Laws” means all Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977.

“Bank” means Peapack Private Bank & Trust, a New Jersey-chartered commercial bank and wholly-owned subsidiary of the Company.

“Bankruptcy Exception” means (i) limitations imposed by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

“Benefit Plan” has the meaning set forth in Section 3.1(n)(viii).

“BHCA” has the meaning set forth in Section 3.1(a)(ii).

“BHCA Control” has the meaning set forth in Section 3.2(h).

“Blue Sky” has the meaning set forth in the Recitals.

“Board” means the board of directors of the Company.

“BSA/AML Laws” means, collectively, (a) the Bank Secrecy Act of 1970, as supplemented by the U.S. PATRIOT Act, and any rules and regulations promulgated thereunder; and (b) any other applicable Laws relating to customer identification, anti-money laundering, economic or trade sanctions or preventing the financing of terrorism and other forms of illegal activity, each as amended.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in the State of New Jersey are open for the general transaction of business.

“Certificate of Incorporation” means the Certificate of Incorporation, as amended, of the Company.

“Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(i) any person acquiring “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of the equity securities of the Company representing 50% or more of the combined voting power of the Company’s equity securities;

(ii) the date a definitive agreement is executed on behalf of the Company which would result in any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Corporation (a “Corporate Event”), if immediately following the consummation of such Corporate Event those persons who were holders of the equity securities of the Company immediately prior to such Corporate Event would not hold, directly or indirectly, a majority of the voting power as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

(iii) the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets;

(iv) the occurrence of any other event which the Board of Directors of the Company declares to be a Change in Control.

“CIBC Act” means the Change in Bank Control Act of 1978.

“Closing” has the meaning set forth in Section 2.1(b).

“Closing Company Deliverables” has the meaning set forth in Section 2.2(a).

“Closing Date” means a date on or before March 26, 2026 to be mutually agreed to by the by the parties hereto.

“Closing Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commitment” has the meaning set forth in Section 4.1.

“Commitment Closing” has the meaning set forth in Section 4.1(e).

“Commitment Fee” means an amount of Two Hundred Thousand Dollars ($200,000.00).

“Commitment Installment Payment” has the meaning set forth in Section 4.1(a).

“Commitment Notice” has the meaning set forth in Section 4.1(c).

“Commitment Period” means a period from the Closing Date through and including December 31. 2027.

“Commitment Shares” has the meaning set forth in Section 4.1.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” means the Company’s common stock, no par value per share.

“Company” has the meaning set forth in the Preamble.

“Company Financial Statements” has the meaning set forth in Section 3.1(i)(i).

“Company Related Party” means (i) any executive officer, director or 5% stockholder of the Company or any of its Subsidiaries or any one or more of their Family Members and (ii) any entity affiliated with or Controlled by any one or more of the executive officers or directors of the Company or any of its Subsidiaries, or any of their respective Family Members.

“Company Reports” has the meaning set forth in Section 3.1(dd).

“Company SEC Documents” has the meaning set forth in Section 3.1(t).

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise for purposes of the BHCA, the CIBC Act or the New Jersey Revised Statutes.

“Corporate Event” has the meaning set forth in Section 1.1.

“Covered Person” has the meaning set forth in Section 3.1(e)(ii).

“CRA” has the meaning set forth in Section 3.1(gg).

“Customer Data” means non-public data collected from, and stored and/or processed by the Person pertaining to the customers of the Person and its Subsidiaries.

“Data” has the meaning set forth in Section 3.1(s)(v).

“Data Protection Laws” means all Laws relating to data protection and privacy of personal data which are from time to time applicable to Purchaser and the Company or any of their respective Subsidiaries, including without limitation any matters relating to data privacy, protection, or security or the access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, destruction, or disposal of any Customer Data.

“Disclosure Schedule” shall mean the schedules delivered by the Company to Purchaser prior to the execution and delivery of this Agreement setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate).

“Disqualification Event” has the meaning set forth in Section 3.1(e)(ii).

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“ERISA” has the meaning set forth in Section 3.1(kk).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Ex-Im Laws” means all Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Family Members” means, with respect to any individual, such individual’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law (and shall include adoptive relationships), the spouse of any of the foregoing and anyone (other than employees) who shares such individual’s home.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Cannabis Law” means any U.S. federal law, civil, criminal, or otherwise, that is directly or indirectly related to the cultivation, harvesting, production, processing, marketing, distribution, sale, transfer, possession, and use of cannabis, marijuana, or related substances or products containing cannabis, marijuana, or related substances, including without limitation the prohibition on drug trafficking under the Controlled Substances Act (21 U.S.C. § 801, et seq.), the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Fraud” means actual (not constructive) fraud by a Party with respect to a representation, warranty or covenant made by such Party contained in this Agreement. For the avoidance of doubt, “Fraud” does not include any claim based on constructive knowledge, negligent misrepresentation, recklessness or a similar theory or any equitable fraud, promissory fraud or unfair dealing fraud.

“GAAP” means U.S. generally accepted accounting principles as applied by the Company.

“Governmental Entity” means any court, administrative agency, arbitrator, or commission or other governmental or regulatory authority or instrumentality, whether federal, state, local, or foreign, and any applicable industry self-regulatory organization or securities exchange.

“Intellectual Property” has the meaning set forth in Section 3.1(r)(i).

“IT System” means the material communications networks, interfaces, data centers, computers, software, hardware, databases, computer equipment, workstations, network equipment and all other information technology, owned, licensed, used by, or otherwise relied upon by the Company and its Subsidiaries.

“Knowledge” means, with respect to any Person, the Knowledge of the following executive officers of such Person: the Chief Executive Officer, President, Chief Financial Officer, Chief Credit Officer, and Chief Operating Officer. An executive officer shall be deemed to have “Knowledge” of a particular fact or matter if such officer is actually aware of such fact or matter or a reasonably prudent individual in that capacity would be reasonably expected to discover or otherwise become aware of such fact or matter in the ordinary course of business concerning the existence of such fact or matter.

“Law” means any federal, state, county, municipal or local ordinance, permit, concession, grant, franchise, law (including common law), statute, code, rule or regulation or any judgment, ruling, order, award, writ, directive, injunction or decree promulgated, enforced or entered into by or with any Governmental Entity.

“Lien” means any lien (statutory or otherwise), charge, claim, encumbrance, security interest, right of first refusal, preemptive right, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer or other restrictions of any kind.

“Material Adverse Effect” means any event, circumstance, change or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have (i) a material and adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material and adverse effect on the operations, results of operations, assets, liabilities, properties, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that clause (ii) shall not include the impact of (A) changes in banking and similar Laws of general applicability or interpretations thereof by any applicable Governmental Entity, (B) changes in GAAP or RAP requirements applicable to banks and their holding companies generally, (C) changes in global, national or regional political conditions (including the outbreak of hostilities, whether or not pursuant to the declaration of a national emergency or war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates and the imposition of tariffs and any retaliatory responses) conditions affecting the financial services industry, (D) the effects of any action or omission taken by the Company or the Bank with the prior written consent of Purchaser, (E) the direct effects of compliance with this Agreement in the operating performance of the Company or the Bank, including expenses incurred by the Company or the Bank in consummating the transactions contemplated by this Agreement, or (F) the effects of any natural disasters, other force majeure events or any declaration by an applicable Governmental Entity of any national or global epidemic, pandemic, or disease outbreak, or the material worsening of such conditions threatened or existing as of the date of the Agreement except, with respect to clauses (A), (B), (C), and (F) to the extent that the effect of such changes has a disproportionate impact on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks and their holding companies generally.

“Material Contract” means any of the following agreements of the Company or any of its Subsidiaries:

(1) any contract containing covenants that limit in any material respect the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Company or any of its Subsidiaries may carry on its business (other than as may be required by Law or applicable Government Entities), and any contract that could require the disposition of any material line of business;

(2) any joint venture, partnership, strategic alliance, or other similar contract (but excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any material business or assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of its Subsidiaries;

(3) any real property lease and any other lease with annual rental payments aggregating $250,000 or more;

(4) other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $250,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(5) any contract or arrangement under which the Company or any of its Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available in the banking industry) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or any of its Subsidiaries;

(6) any contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries;

(7) any contract that contains a put, call, or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests; and

(8) any other contract or agreement that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“New Jersey Courts” has the meaning set forth in Section 5.7.

“Non-PII” has the meaning set forth in Section 3.1(s)(v).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offering” has the meaning set forth in the Recitals.

“Parity Stock” has the meaning set forth in the Certificate of Amendment of Series B Preferred Stock.

“Parties” has the meaning set forth in the Recitals.

“Party” means the Company or Purchaser.

“Per-Share Purchase Price” means an amount equal to $1,000.00 per share of Series B Preferred Stock.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or Governmental Entity.

“PII” has the meaning set forth in Section 3.1(s)(v).

“Preferred Stock” means the preferred stock, no par value per share, of the Company, including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock, and any future series of preferred stock issued by the Company.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed and quoted for trading.

“Privacy Policy” has the meaning set forth in Section 3.1(s)(v).

“Proceeding” means an action, claim, suit, inquiry, notice of violation, investigation, or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced, pending or threatened.

“Purchaser” has the meaning set forth in the Preamble.

“RAP” means regulatory accounting principles and practices applicable to financial institutions.

“Regulation D” has the meaning set forth in the Recitals.

“Related Party Transaction” has the meaning set forth in Section 3.1(v).

“Required Approvals” has the meaning set forth in Section 3.1(g).

“Rule 144” has the meaning set forth in Section 3.2(q).

“Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under Sanctions Laws (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and the EU Consolidated List; (ii) any entity that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i); or (iii) any national of a Sanctioned Country.

“Sanctions Laws” means all Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council and the European Union.

“Securities Act” has the meaning set forth in the Recitals.

“Series A Preferred Stock” means the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share.

“Series B Preferred Stock” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Solicitor” has the meaning set forth in Section 3.1(e)(ii).

“Subsidiary” means any entity in which a Person, directly or indirectly, owns fifty percent (50%) or more of the outstanding capital stock or otherwise has Control over such entity. For the avoidance of doubt, the Subsidiaries of the Company include the Bank and any Subsidiaries of the Bank.

“Tax” or “Taxes” mean any federal, state, local or foreign income, gross receipts, property, personal property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, estimated ad valorem, stamp, occupation, premium, capital stock, social security (or similar), unemployment, disability, transfer, windfall profits, value added, estimated, or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge in the nature of tax, together with any interest, penalty, or addition thereto, whether disputed or not, imposed by any Governmental Entity.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with a Governmental Entity with respect to any Tax (including any attached schedules or other attachments), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Trade Control Laws” has the meaning set forth in Section 3.1(bb)(i).

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American (formerly NYSE Amex), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Pink on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, including the Certificate of Amendment of Series B Preferred Stock, and any other documents or agreements executed by the Company or Purchaser, in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock into which the Series B Preferred Stock is convertible.

ARTICLE II

PURCHASE AND SALE

Section 2.1 Closing.

(a) Purchase and Sale of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Company, at the Per-Share Purchase Price. The Company shall issue the Shares free and clear of all Liens and directly to the Purchaser in uncertificated form at the address provided by the Purchaser on the signature page hereto or such other address as may be provided by the Purchaser to the Company from time to time.

(b) Closing. The execution and delivery of the Transaction Documents and the closing of the sale and purchase of the Series B Preferred Stock (the “Closing”) shall occur remotely via electronic or other exchange of documents and signature pages, at 10:00 a.m. (local time) on the Closing Date, unless another date, time or place is agreed to in writing by the parties. The Purchaser shall deliver to the Company in immediately available funds by wire transfer to a bank account designated by the Company the amount equal to the Shares multiplied by the Per-Share Purchase Price, each as set forth on the signature page hereto, in exchange for the delivery by the Company of the Shares in uncertificated form.

Section 2.2 Closing Deliveries.

(a) The obligations of the Purchaser under this Agreement is subject to the satisfaction of or delivery, by or at the direction of the Company, to the Purchaser, on or prior to the Closing, the following (or the written waiver by Purchaser prior to the Closing of such delivery) (the “Closing Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, and (c) certifying that the Certificate of Incorporation of the Company, as amended, including the Certificate of Amendment of Series B Preferred Stock, in the form attached hereto as Exhibit A, and the Company’s By-Laws are in full force and effect;

(iii) a standing certificate of the Company from the Department of Treasury of the State of New Jersey as of a recent date;

(iv) a standing certificate from the New Jersey Department of Banking and Insurance as of a recent date evidencing the Bank is chartered as a commercial bank under the laws of the State of New Jersey and that its charter is in full force and effect;

(v) evidence of issuance of the Shares to the Purchaser in uncertificated form;

(vi) the opinion of Luse Gorman, PC, counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B addressed to Purchaser; and

(vii) such other information, certificates, affidavits, schedules, resolutions, notes and/or other documents that are provided for hereunder, or as the Purchaser may reasonably request, in form and substance reasonably satisfactory to the Purchaser.

(b) On or prior to the Closing, Purchaser shall deliver or cause to be delivered to the Company the following (or the written waiver by Purchaser prior to the Closing of such delivery) (the “Closing Purchaser Deliverables”):

(i) this Agreement, duly executed by Purchaser;

(ii) in immediately available funds by wire transfer to a bank account designated in writing by the Company the amount equal to the Shares multiplied by the Per-Share Purchase Price, each as set forth on the signature page hereto; and

(iii) a certificate of the General Partner of Purchaser, dated as of the Closing Date, (a) certifying the form of corporate action taken by Purchaser approving the transactions contemplated by this Agreement and the other Transaction Documents, (b) certifying the current organizational documents and bylaws of Purchaser, and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date of this Agreement, except for the representations and warranties that speak as of a specific date, which shall be made as of such date, and except as qualified (i) as set forth on the applicable section of the Disclosure Schedules attached to this Agreement or (ii) as disclosed in the Company SEC Documents (excluding any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward Looking Statements” or any other disclosures contained or referenced therein relating to information, factors or risks that are predictive, cautionary or forward-looking in nature), to Purchaser that:

(a) Organization, Good Standing, Corporate Power and Qualification.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified or licensed to transact business and is in good standing in every jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification or license necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect.

(ii) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956 (the “BHCA”). The Bank, a wholly-owned subsidiary of the Company, is the Company’s only Subsidiary that is a banking institution. The Bank holds the requisite authority from the New Jersey Department of Banking and Insurance to conduct business as a state-chartered commercial bank under the laws of the State of New Jersey. The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due and no Proceeding for the termination of such insurance is pending or, to the Company’s Knowledge, threatened.

(b) Capitalization.

(i) The authorized capital stock of the Company immediately prior to the Closing consists of: (1) 42,000,000 shares of Common Stock, and (2) 500,000 shares of Preferred Stock. As of immediately prior to the Closing, there are 17,707,634 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

(ii) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been offered, issued, sold and delivered by the Company in compliance in all material respects with all applicable federal and state securities Laws and not in violation of the right of any third party, including preemptive, first refusal or other rights of third parties.

(iii) No Person has preemptive rights with respect to any shares of capital stock of the Company. Except as set forth on Disclosure Schedule 3.1(b)(iii), the Company does not have any outstanding rights or securities convertible into or exchangeable or exercisable for, or the value of which is derived to any significant extent from the value of, any shares of capital stock or other equity interests of the Company or any rights to subscribe for or to purchase, or any agreements or arrangements providing for the issuance, transfer, grant or sale (contingent or otherwise) of, or any calls against, commitments by or claims against it of any character relating to, any of the shares of capital stock or other equity interests of the Company. Except as provided in this Agreement, the Company is not a party to and there is not, and, immediately after the Closing there shall not be, any contract, right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders agreement, with respect to the purchase, sale, transfer or voting of, or which entitles any Person to any payment or consideration as a result of the sale of or determined based on the value of, any equity interests of the Company or any securities convertible into or exchangeable or exercisable for any equity interests of the Company.

(iv) Immediately following the Closing, (a) 17,707,634 shares of Common Stock, and (b) 30,000 shares of Series B Preferred Stock, shall be issued and outstanding.

(v) The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(c) Subsidiaries. The Company owns all of the outstanding shares of the Bank. The Company has no other direct or indirect Subsidiaries except as set forth on Disclosure Schedule 3.1(c). The Company owns, directly or indirectly, all of the capital stock or limited liability company interests of each Subsidiary free and clear of any and all Liens and all the issued and outstanding shares of capital stock or limited liability company interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Except for Purchaser and outstanding equity awards, the Company has no agreements or understandings with any other Person to sell any of the Company’s or its Subsidiaries’ respective equity securities. Except in respect of the Company’s Subsidiaries, the Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite company power and authority to carry on its business as presently conducted and as proposed to be conducted. Each such Subsidiary is duly qualified or licensed to transact business and is in good standing in every jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification or license necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect.

(d) Authorization; Enforcement; Validity. The Company has all necessary power and authority under all applicable Laws to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby. All corporate action required to be taken by the Board and stockholders in order to authorize the Company to enter into the Transaction Documents and to issue the Shares at Closing shall have been taken as of the Closing Date. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Shares shall have been taken as of the applicable Closing Date. No other corporate proceedings on the part of Company, including the Board, or stockholders of the Company, are necessary to approve the Transaction Documents or to consummate the transactions contemplated thereby other than in connection with the Required Approvals. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by the Bankruptcy Exception.

(e) Valid Issuance.

(i) The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, shall be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and applicable state and federal securities Laws. Assuming the accuracy of the representations of Purchaser in Section 3.2 of this Agreement and subject to receipt of the Required Approvals described in Section 3.1(g) below, the Shares shall be issued in compliance with all applicable state and federal securities Laws.

(ii) The Company has exercised reasonable care, in accordance with the rules and guidance of the Commission, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as hereinafter defined) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as hereinafter defined) is subject to any of the “bad actor” disqualifications (“Disqualification Events”) described in Rule 506(d)(1)(i) through (viii) under the Securities Act. To the Company’s Knowledge, no Covered Person is subject to a Disqualification Event. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliated issuer of the Company; any director, executive officer, other officer participating in the offering; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or shall be paid (directly or indirectly) remuneration for solicitation of purchasers (a “Solicitor”) in connection with the sale of the Shares, any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(f) No Conflicts. The execution, delivery, and performance by the Company of the Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares pursuant to this Agreement and the other Transaction Documents) do not and will not, subject to receipt of the Required Approvals, (i) conflict with or violate any provisions of the Company’s certificate of incorporation, bylaws or otherwise result in a violation of the organizational or charter documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would reasonably be likely to result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any Material Contract to which the Company or any Subsidiary is a party, or (iii) conflict with or result in a violation of any Law, judgment, order, writ or decree binding on the Company or any of its Subsidiaries, or other restriction of any court or Governmental Entity to which the Company or any of its Subsidiaries is subject, or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares and Underlying Shares), except for (i) applicable requirements, filings and fees, if any, of the Securities Act, the Exchange Act or applicable securities or Blue Sky Laws of the states of the United States, including, without limitation, the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (ii) the filing of any applicable notices and/or applications to or the receipt of any applicable approvals, consents or non-objections from the state or federal bank regulatory authorities that govern the Company or the Bank, (iii) the filing of any requisite notices to the Principal Trading Market, if applicable, and (iv) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(h) Compliance with Law.

(i) The Company and each of its Subsidiaries is, and since January 1, 2023, has been, in compliance with all applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2023, neither the Company nor any of its Subsidiaries has received any written, or to the Company’s Knowledge, oral notice from any U.S. or non-U.S. Governmental Entity asserting any actual, alleged or potential violation by the Company of any applicable Law (excluding information regarding administrative actions or requests such as matters requiring attention arising from ordinary course examinations and the disclosure of confidential supervisory information). To the Company’s Knowledge, since January 1, 2023 no investigation or inquiry is currently being or has been conducted or, to the Company’s Knowledge, threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries (excluding ordinary course examinations).

(ii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any of its or any of its Subsidiaries’ executive officers or directors (A) has ever been charged with, indicted for or convicted of any felony or any crime involving Fraud, misrepresentation or insider trading or (B) is subject to any outstanding order barring, suspending or otherwise materially limiting the right of any such individual to engage in any activity conducted as part of the business of the Company as currently conducted.

(i) Company Financial Statements; Internal Control over Financial Reporting.

(i) All of the audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in the Company SEC Documents (including the related notes and schedules thereto) (the “Company Financial Statements”) (1) have been prepared from, and are in accordance with the books and records of the Company and its Subsidiaries, (2) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that the unaudited financial statements may not contain all footnotes required by GAAP, and (3) fairly present in all material respects the balance sheet of the Company and its Subsidiaries taken as a whole as of and for the dates thereof and the results of operations, shareholders’ equity, and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate. The Company has made available to Purchaser complete and accurate copies of the Company Financial Statements.

(ii) There are no liabilities or obligations of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, except for (i) liabilities appropriately reflected or reserved against in accordance with GAAP in the Company’s audited statements of condition or that are otherwise disclosed in the footnotes to the financial statements for the year ended December 31, 2025, and (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2025, which would not be material, either individually or in the aggregate.

(iii) There is no transaction, arrangement, or other relationship between the Company (or any of its Subsidiaries) and an unconsolidated or other off-balance sheet entity that is not disclosed in the Company Financial Statements.

(iv) The Company maintains and shall continue to maintain (A) a standard system of accounting established and administered in accordance with GAAP and (B) internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize, and report financial information, and (B) any Fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company maintains accurate books and records reflecting its and its Subsidiaries’ assets and liabilities in all material respects and, for companies of its respective size and scope, maintains proper and adequate internal accounting controls. The financial books and records of the Company accurately reflect, in all material respects, on a basis consistent with past periods and throughout the periods involved, all transactions of the Company and its Subsidiaries, including all Related Party Transactions. The Company has not received any advice or notification from its independent accountants that the Company has used any improper accounting practice that would have the effect of not reflecting, or incorrectly reflecting, in the books and records of the Company any properties, assets, liabilities, revenues, expenses, equity accounts or other accounts. To the Company’s Knowledge, there has been no Fraud, whether or not material, that involved management or other employees of the Company who have a material role in the internal controls over financial reporting of the Company.

(v) Since January 1, 2023, (i) neither Company nor any of its Subsidiaries, nor, to the Knowledge of Company, any director, officer, auditor, accountant or any representative of Company or any of its Subsidiaries, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to credit loss reserves, write-downs, charge-offs and accruals) of Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Company or any of its Subsidiaries, whether or not employed by Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws or breach of fiduciary duty by Company or any of its officers, directors, employees or agents to the Board or any committee thereof or to the Knowledge of Company, to any director or officer of Company.

(j) Tax Matters. Except as set forth on Disclosure Schedule 3.1(j):

(i) Company and each of its Subsidiaries have (A) duly and timely filed (including all applicable extensions) all material Tax Returns required to have been filed by it, and all such Tax Returns are true, correct and complete in all material respects and (B) have timely paid in full all material Taxes due and owing, other than any such amounts (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(ii) Each of Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party and has complied with applicable information reporting regimes relating to Taxes in all material respects.

(iii) No jurisdiction in which Company or any of its Subsidiaries does not file a Tax Return has made a claim in writing that Company or any of its Subsidiaries is or may be subject to material Tax by or required to file a material Tax Return for such jurisdiction. Neither Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and to the Knowledge of Company, there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Company and its Subsidiaries or the assets of Company and its Subsidiaries. There are no deficiencies for any amount of unpaid material Taxes. None of Company nor any of its Subsidiaries have received a ruling, technical advice memorandum or similar document from any Governmental Entity, or has signed a closing agreement with any Governmental Entity within the past three (3) years.

(iv) There are no Liens for material Taxes (except Liens for Taxes not yet due and payable or Liens that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) on any of the assets of Company or any of its Subsidiaries. There are no outstanding written waivers or comparable written consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns of Company or any of its Subsidiaries. None of Company nor any of its Subsidiaries have requested an extension of time within which to file any material Tax Return, or is a beneficiary thereof, in respect of any taxable period for which such Tax Return has not since been filed where the relevant extension period has passed.

(v) The charges, accruals and reserves for Taxes with respect to each of Company and its Subsidiaries reflected on the Company Financial Statements (excluding any provision for deferred income Taxes reflecting timing differences between the treatment of items for accounting and income Tax purposes) are adequate to cover all liabilities for material Taxes accruing through since the date of the latest audited financial statements included within the Company Financial Statements. Since the date of the latest audited financial statements included within the Company Financial Statements, none of Company or any of its Subsidiaries has incurred any liability for material Taxes, other than in the ordinary course of business.

(vi) Neither Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than with respect to any Tax sharing or allocation agreement or arrangement exclusively between or among Company and its Subsidiaries or a commercial agreement the principal purpose of which is not Taxes, and other with respect to any indemnification agreement the standard director and officer indemnification agreements approved by the Board that have been made available to Purchaser).

(vii) Neither Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) or (B) has any liability for the Taxes of any Person (other than Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(viii) Neither Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Transaction is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for Tax-free treatment under Section 355 or Section 361 of the Code.

(ix) None of Company nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any installment sale or open transaction on or prior to the Closing Date, (B) any accounting method change or agreement with any Governmental Entity, (C) other than in the ordinary course of business, any prepaid amount received on or prior to the Closing Date, or (D) any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state or local Law relating to Taxes).

(x) Company at all times from its formation has been properly treated as a C corporation for U.S. federal income Tax purposes.

(xi) The classification for U.S. federal income Tax purposes of each of the Subsidiaries of Company is listed in Disclosure Schedule 3.1(j)(xi).

(xii) Neither Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(2).

(k) Material Changes. Except as set forth on Disclosure Schedule 3.1(k), since the date of the latest audited financial statements included within the Company Financial Statements, and except as may result from the transactions contemplated by this Agreement, (i) there have been no events, occurrences, or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company and its Subsidiaries have not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company Financial Statements pursuant to GAAP or RAP, (iii) the Company and its Subsidiaries have not altered materially their method of accounting or the manner in which they keep their accounting books and records other than for changes to comply with GAAP or RAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders (other than cash dividends to stockholders in an amount consistent with past practice) or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company and its Subsidiaries have not issued any equity to any Person, (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company or any of its Subsidiaries under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject, and (vii) there has not been a material increase in the aggregate dollar amount of (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on and in respect to the Company Financial Statements. The Company afforded Purchaser, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, and (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, prospects, and any potential transactions sufficient to enable it to evaluate its investment.

(l) Environmental Matters. Since January 1, 2023, neither the Company nor any of its Subsidiaries (i) is or has been in violation of any Law of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is or has been liable for any off-site disposal or contamination pursuant to any Environmental Laws, (iii) owns or operates, or owned or operated any real property contaminated with any substance that is in violation of any Environmental Laws or (iv) is or has been subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim. Except as would not have a Material Adverse Effect, there are and, since January 1, 2023, have been no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving the Company or any of its Subsidiaries, or any currently or formerly owned or operated property of the Company or any of its Subsidiaries, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against the Company or any of its Subsidiaries, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property of the Company or any of its Subsidiaries.

(m) Litigation. Except as set forth on Disclosure Schedule 3.1(m), there are, and since January 1, 2023, there have been, no Proceedings pending or, to the Company’s Knowledge, threatened, (i) against the Company, or any officer, director or employee of the Company or any of its Subsidiaries, that would, if adversely determined, reasonably be expected to have a Material Adverse Effect, or (ii) that questions the validity of the Transaction Documents or the right of the Company party thereto to enter into them, or to consummate the transactions contemplated by the Transaction Documents or that would, if adversely determined, reasonably be expected to materially delay or frustrate the Company’s ability to perform its obligations hereunder or consummate the transactions contemplated by the Transaction Documents. Subject to Section 4.6 of this Agreement, neither the Company nor any of its Subsidiaries, or to the Company’s Knowledge, any of their respective officers, directors or employees is a party to, or is subject to the provisions of, any order, writ, injunction, judgment or decree of any Governmental Entity or settlement or other similar agreement, such as would have a Material Adverse Effect. The foregoing includes, to the Company’s Knowledge, Proceedings pending or threatened in writing involving the prior employment of any of the Company’s or any of its Subsidiaries’ employees, their services provided in connection with the Company’s or any of its Subsidiaries’ business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

(n) Employment Matters.

(i) No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any Subsidiary that would reasonably be expected to have a Material Adverse Effect on the Company.

(ii) None of the employees of the Company or any Subsidiary is a member of a union that relates to such employee’s relationship with the Company or any Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, there is no activity or proceeding involving any of the employees of the Company or any of its Subsidiaries seeking to certify a collective bargaining unit or similar organization or otherwise organize any of the employees of the Company or any of its Subsidiaries.

(iii) To the Company’s Knowledge, no executive officer of the Company or the Bank is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or the Bank to any material liability with respect to any of the foregoing matters.

(iv) Since January 1, 2023, the Company and each of its Subsidiaries has complied in all material respects with all applicable state and federal Laws respecting employment and employment practices, labor and personnel, including those related to wages, hours, overtime, harassment, employment discrimination, immigration status, workplace safety, worker’s compensation, worker classification and collective bargaining.

(v) Since January 1, 2023, no written, or to the Knowledge of the Company, oral, allegations of harassment have been made against any director, officer or employee of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of harassment or other similar misconduct by a director, officer or employee of the Company or any Subsidiary of the Company.

(vi) No executive officer of the Company or the Bank has given notice to the Company or any of its Subsidiaries of his or her intent to terminate his or her employment or service relationship with the Company or any of its Subsidiaries.

(vii) Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law that remains unsatisfied.

(viii) Neither the Company or any of its Subsidiaries has been assessed and, to the Knowledge of the Company, nor does any of them have any liability with respect to any misclassification under applicable Law of any natural person as an independent contractor rather than as an employee or with respect to any misclassification of any employee as exempt versus non-exempt, and no such Person has been improperly excluded from participation in any Benefit Plan (as defined below) or is entitled to any compensation or benefits in any material amount from the Company under any applicable Law or an Benefit Plan that he or she has not received. The Company does not have any leased employees within the meaning of Section 414(n)(2) of the Code. “Benefit Plan” means any equity or equity-based compensation, bonus, profit sharing, incentive, deferred compensation, post-employment or retiree benefits, life insurance, supplemental retirement, termination, change in control, retention, compensation, employment, consulting, retirement or similar plan, agreement, arrangement, program or policy, insurance (including any self-insured arrangement), health and welfare, disability or sick leave benefits, vacation benefit, relocation or expatriate benefits, perquisite or other benefit plans, programs, agreements, contracts, policies or arrangements, in each case whether or not written.

(o) Compliance. Neither the Company nor any of its Subsidiaries (i) are or at any time since January 1, 2023 have been in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) are or at any time since January 1, 2023 have been in violation of any order of which the Company has been made aware in writing of any court, arbitrator, or governmental body having jurisdiction over the Company or its Subsidiaries or their respective material properties or assets, (iii) subject to Section 4.6 of this Agreement, are or at any time since January 1, 2023 have been in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy, guideline, or order of any Governmental Entity or self-regulatory organization applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(p) Regulatory Permits. The Company and each of its Subsidiaries possess all required certificates, authorizations, consents, licenses, franchises, variances, exceptions, orders, approvals and permits issued by the appropriate Governmental Entities with respect to the Company and its Subsidiaries’ business in order to carry on its business as presently conducted and as proposed to be conducted, except where the failure to possess such certificates, authorizations, consents, or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole

(“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing, nor to the Knowledge of the Company, been threatened, of proceedings relating to the revocation or adverse modification of any such Material Permits, and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or adverse modification of any Material Permits.

(q) Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens, except for Liens made in the ordinary course of business to secure repurchase agreements, federal funds loans, Federal Reserve or Federal Home Loan Bank borrowings or advances, or government deposits, and any assets sold as securitizations, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties or the free transferability of such properties. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries. No notice of a claim of default by any party to any real property lease entered into by the Company or any of its Subsidiaries has been delivered to either the Company or any of its Subsidiaries or is now pending, and to the Company’s Knowledge there does not exist any event or circumstance that with notice or passing of time, or both, would constitute a default or excuse performance by any party thereto. None of the owned or leased premises or properties of the Company or any of its Subsidiaries is subject to any current or, to the Company’s Knowledge, potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company or any of its Subsidiaries, as the case may be.

(r) Intellectual Property.

(i) The Company and its Subsidiaries own, possess, license, or have other rights to use all foreign and domestic patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights (collectively, the “Intellectual Property”) used for the conduct of their respective businesses as now conducted or as proposed to be conducted, without, to the Company’s Knowledge, any conflict with, or infringement of, the rights of others. No product or service developed, marketed or sold by the Company or any of its Subsidiaries, to the Company’s Knowledge, violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(ii) Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Intellectual Property, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

(iii) The Company has not received any communications alleging that the Company or any of its Subsidiaries has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, and to the Company’s Knowledge, the conduct of the business of the Company and each of its Subsidiaries as currently conducted does not violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.

(iv) The Company or its applicable Subsidiary has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s or such Subsidiary’s business. It shall not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company or any of its Subsidiaries, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. Neither the Company nor any of its Subsidiaries has embedded any open source, copyleft or community source code in any of its products generally available or in development, including any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Section 3.1(r), the Company shall be deemed to have Knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

(s) Data Security.

(i) Each of the Company and its Subsidiaries has taken commercially reasonable measures to: (i) protect the confidentiality of the material trade secrets, Customer Data and other material confidential information of the Company or such Subsidiary, as applicable, and (ii) prevent the unauthorized use, disclosure, loss, processing, transmission or destruction of or access to any such information.

(ii) The IT System adequately meets the data processing needs of the Company’s and its Subsidiaries’ respective businesses as presently conducted by the Company and each such Subsidiary. The IT System is in good repair and operating condition, and is sufficient in all material respects for the immediate and currently-anticipated future needs (including, without limitation, as to capacity and ability to process current peak volumes and anticipated volumes in a timely manner) of the Company’s and its Subsidiaries’ respective businesses as presently conducted by the Company and each such Subsidiary. The Company takes and has taken reasonable measures designed, implemented and maintained to (i) identify threats to the IT System; (ii) protect, preserve, maintain and secure the performance, security, operation and integrity of the IT System, including to secure the IT System from unauthorized access or use by any third party, and to ensure the continued, uninterrupted operation of the IT System; and (iii) protect all Customer Data and other data processed by the Company against unauthorized access, use, modification, disclosure or other misuse.

(iii) Since January 1, 2023, to the Company’s Knowledge, the IT System has not suffered a material malfunction or service interruption, failure, loss of data or security breach, in each case, that (i) has resulted in a material disruption, or loss of availability or integrity, of any of the IT Systems or Customer Data; or (ii) has resulted in or could reasonably be expected to result in (A) the unauthorized disclosure or loss of any Customer Data, or (B) a third party obtaining unauthorized access to any such Customer Data.

(iv) The Company has implemented, monitors in a commercially reasonable manner and maintains a written information security program reasonably designed to (i) identify and address material internal and external risks to security or privacy of any proprietary or confidential information in its or any of its Subsidiaries’ possession, including Customer Data; (ii) implement, monitor and improve reasonable administrative, technical and physical safeguards to control these risks; and (iii) maintain notification procedures in material compliance with applicable Data Protection Laws in the case of any breach of security or privacy. The Company has performed security risk assessments and substantially addressed and remediated all critical or high-risk threats and deficiencies identified in those security risk assessments. The Company has in place reasonable backup procedures and disaster recovery plans, procedures and facilities for the operation of its business.

(v) All information or data of any kind possessed by the Company or any of its Subsidiaries, including but not limited to, personally identifiable information collected from any source, including consumers (“PII”), aggregate or anonymous information collected from consumers (“Non-PII”) and employee data, whether collected online or offline (collectively, “Data”), has been collected, by the Company or such Subsidiary, or any other Person, and is being maintained, stored, processed and used by the Company or such Subsidiary, in compliance in all material respects with all Data Protection Laws. Since January 1, 2023, the Company has presented, and has caused its Subsidiaries to, at all times present a privacy policy (“Privacy Policy”) to consumers prior to the collection of any PII or Non-PII online. The Privacy Policy, and any other representations, marketing materials and advertisements that address privacy issues and the treatment of PII and Non-PII, accurately describe the Company’s or applicable Subsidiary’s respective information collection and use practices in all material respects, and no such notices or disclosures have been materially inaccurate, misleading or deceptive.

(vi) The Company and each of its Subsidiaries complies and, since January 1, 2023, has complied in all material respects with all Data Protection Laws applicable to the conduct of their respective businesses as presently conducted, all agreements to which any the Company or any Subsidiary is bound and all of their respective policies and procedures, in each case with respect to data protection, privacy, security or processing of Customer Data.

(vii) Neither the Company nor any of its Subsidiaries has (i) to the Company’s Knowledge, suffered any breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to any Customer Data, in each case that would give rise to an obligation of the Company or its Subsidiary to notify data owner or Governmental Entity; (ii) subject to Section 4.6 of this Agreement, received any written notice, request or investigation from a Governmental Entity in relation to their personal data processing activities; (iii) been legally required or voluntarily chosen to provide any notices to any Governmental Entity or data owner in connection with a disclosure of Customer Data nor has any data owner provided any such written notice; or (iv) received any written claim, notice, complaint or other written communication from any Person, or been subject to any proceedings, claiming a right to compensation for failure to respond to any of their data subject rights requests or alleging a breach of any applicable Data Protection Law or any contract with respect to the processing of Customer Data to which the Company or any of its Subsidiaries is bound, and no such breach or violation has occurred within the applicable statute of limitation for a claim, action or suit arising out of such breach or violation.

(t) SEC Filings. The Company has timely filed with or furnished to, as applicable, the Commission all forms, reports, certifications, schedules, statements and other documents (including exhibits and all other information incorporated by reference) required to be so filed or so furnished since January 1, 2024 (the “Company SEC Documents”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(u) Insurance. The Company and each of the Subsidiaries are, and following the Closing shall remain, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses and locations in which and where the Company and its Subsidiaries are engaged. The Company and its Subsidiaries have not been refused any insurance coverage sought or applied for. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice in writing, nor to the Company’s Knowledge, been threatened, of cancellation of any such insurance, nor, to the Company’s Knowledge, shall it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would be materially higher than their existing insurance coverage. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels customary for similarly situated banks and bank holding companies, (ii) has timely paid all premiums on such policies, and (iii) there has been no lapse in coverage during the term of such policies.

(v) Transactions With Affiliates and Employees. Except as set forth on Disclosure Schedule 3.1(v), other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board that have been made available to Purchaser, and (iii) employment agreements, arrangement or plans with the Company’s or any of its Subsidiaries’ executive officers that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K, there are no contracts, transactions, series of related transactions, agreements, arrangements or understandings or proposed contracts or transactions, series of related transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries and any Company Related Party that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act (each of the foregoing, a “Related Party Transaction”). Each Related Party Transaction in which the Company or any of its Subsidiaries is a party is on terms that are not less favorable, individually or in the aggregate, to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person.

(w) Certain Fees. Except as disclosed in Disclosure Schedule 3.1(w), no person or entity shall have, as a result of the transactions contemplated by this Agreement, including any subsequent offering of Preferred Stock, any valid right, interest, or claim against or upon the Company, any of its Subsidiaries, Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of the Company or any of its Subsidiaries.

(x) Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement and those of any proposed distributees or purchaser of the Shares in other written documents provided to the Company by Purchaser, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to Purchaser. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(y) Registration Rights. Except as disclosed in Disclosure Schedule 3.1(y), no Person has any right to cause the Company or any of its Subsidiaries to effect the registration under the Securities Act of any securities of the Company or any of its Subsidiaries.

(z) Exempt Offering. None of the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of their respective Affiliates or any Person acting on any of their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would be (i) integrated with the offer and sale of the Shares by the Company hereby, and (ii) make unavailable the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby.

(aa) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and, to the Company’s Knowledge, immediately following the Closing shall not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and neither the Company nor any of its Subsidiaries sponsors any person that is such an investment company.

(bb) International Trade; Anti-Corruption.

(i) Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any of their respective officers or directors, nor any agent or other representative acting on behalf of any of them, is currently, or, since January 1, 2023, has: (i) been a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaged in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, to the extent such activities violate applicable Sanctions Laws or Ex-Im Laws, (iv) engaged in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable Licenses or authorizations under all applicable Ex-Im Laws, or (v) otherwise been in violation in any material respects of applicable Sanctions Laws, Ex-Im Laws, or the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury’s Internal Revenue Service (collectively, “Trade Control Laws”). The Company will not knowingly use the proceeds of the sale of the Shares towards any sales or operations in any Sanctioned Country or for the purpose of financing the activities of any Sanctioned Person.

(ii) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective executive officers or directors, any agent or other representative acting on behalf of any of them, has at any time made or received any unlawful payment or given, offered, promised, or authorized or agreed to give or receive, any money or thing of value, directly or indirectly, to or from any Person in violation of any applicable Anti-Corruption Laws.

(iii) Subject to Section 4.6 of this Agreement, neither the Company nor any of its Subsidiaries has, in connection with or relating to any actual or potential violation or wrongdoing by the Company or any of its Subsidiaries, related to Trade Control Laws or Anti-Corruption Laws (i) received from any Governmental Entity or any other Person any written notice or inquiry with respect to the Company’s or any of its Subsidiaries’ compliance with Trade Control Laws or Anti-Corruption Laws; (ii) made any voluntary or involuntary disclosure to a Governmental Entity; (iii) conducted any internal investigation or audit; or (iv) been the subject of any formal investigation, inquiry or enforcement proceeding by any Governmental Entity, and no such investigation, inquiry or proceeding is pending or, to the Knowledge of the Company, threatened.

(cc) Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its Common Stock or a Change in Control of the Company. Subject in all respects to the Board’s fiduciary duties under applicable Law, the Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Certificate of Incorporation or other organizational documents of the Company or the Laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares to the Purchaser and the Purchaser’s ownership of the Shares.

(dd) Reports, Registrations and Statements. Since January 1, 2023, the Company and each Subsidiary have timely filed all reports, registrations, documents, filings, submissions and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the New Jersey Secretary of State, the New Jersey Department of Banking and Insurance and any other applicable federal or state banking authorities, except where the failure to file such reports, registrations, documents, filings, submissions and statements, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All such reports and statements filed with any such Governmental Entity are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the New Jersey Secretary of State, the New Jersey Department of Banking and Insurance and any other applicable foreign, federal, or state banking authorities.

(ee) Regulatory Capitalization. As of the date of this Agreement, (i) the Bank is considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action (12 C.F.R. § 324.403(b)(1)), and (ii) the Company exceeds the minimum capital adequacy ratio requirements of the Federal Reserve.

(ff) Agreements with Governmental Entities. Subject to applicable Law preventing the disclosure of confidential supervisory information, neither the Company nor any of its Subsidiaries is now operating under any written formal agreements or other written commitments (other than restrictions of general application) imposed by any Governmental Entity.

(gg) Compliance with Certain Banking Regulations. The Bank currently has a “satisfactory” Community Reinvestment Act (“CRA”) rating from its April 1, 2024 CRA examination. Each of the Company and the Bank has been, and is operating, in compliance in all material respects with (i) applicable BSA/AML Laws and Sanctions Laws; and (ii) the Home Mortgage Disclosure Act, the Fair Housing Act, the Community Reinvestment Act, the Equal Credit Opportunity Act, the Flood Disaster Protection Act and other Laws applicable to the Company and its Subsidiaries.

(hh) No General Solicitation or General Advertising. Neither the Company nor, to the Company’s Knowledge, any person acting on its behalf has engaged or shall engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares pursuant to this Agreement.

(ii) [Reserved]

(jj) Risk Management Instruments. Except as set forth in Disclosure Schedule 3.1(jj), the Company and each of its Subsidiaries have in place risk management policies and procedures believed to be reasonable in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and its Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect, since January 1, 2023, all derivative instruments, including, swaps, caps, floors, and option agreements, whether entered into for the Company’s own account, or for the account of one or more of its Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices, rules, regulations and policies of any Governmental Entity, and with all applicable Laws, and (3) with counterparties believed to be financially responsible at the time, and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms, subject to the Bankruptcy Exception. Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(kk) Company Benefit Plans. The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its Subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan; ” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any of its Subsidiaries would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ll) Nonperforming Assets. The Company believes that the Bank shall be able to fully and timely collect substantially all interest, principal, or other payments when due under its loans, leases, and other financial instruments, in accordance with their respective terms, or has established reserves for possible credit losses it reasonably believes adequate as of the date hereof under all the facts and circumstances known to the Company and Bank. No representation or warranty is made as to the sufficiency of collateral securing or the collectability of such assets.

(mm) No Change in Control. Neither the Company nor any of its Subsidiaries is a party to any employment, change in control, severance, or other compensatory agreement or any benefit plan pursuant to which the issuance of the Shares to Purchaser as contemplated by this Agreement would trigger a “change of control” or other similar provision in any of the agreements, which results in payments to the counterparty or the acceleration of vesting of benefits.

(nn) Material Contracts. Each Material Contract is a valid and binding obligation of the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract, except for such failures to be valid and binding as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each such Material Contract is enforceable against the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract in accordance with its terms (subject in each case to the Bankruptcy Exception). Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any other party to a Material Contract, is in material default or material breach of a Material Contract and there does not exist any event, condition or omission that would constitute such a default or breach (whether by lapse of time or notice or both).

(oo) Dividend Restrictions. Subject to applicable Law, neither the Company nor any Subsidiary is prohibited, directly or indirectly, from paying dividends or from making any other distribution with respect to such entity’s equity securities.

(pp) Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate furnished or to be furnished to Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(qq) No Other Representations or Warranties. Except for the specific representations and warranties contained in this Section 3.1 (including the related portions of the Disclosure Schedules), neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company. The Company does hereby specifically disclaim any such other representation or warranty made by the Company or any other Person.

Section 3.2 Representations and Warranties of Purchaser. Each Purchaser hereby represents and warrants as of the date of this Agreement to the Company with respect to such Purchaser as follows:

(a) Organization; Authority. Purchaser is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. Purchaser is duly qualified or licensed to transact business and is in good standing in every jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification or license necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect.

(b) Execution; Delivery. Purchaser has all necessary power and authority under all applicable Laws to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed Purchaser, and when delivered by Purchaser shall constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception.

(c) No Litigation. There are no Proceedings pending or, to Purchaser’s Knowledge, threatened, against Purchaser and no proceeding or investigation of any kind is pending or, to Purchaser’s Knowledge, threatened in writing before any federal, state or local court or Governmental Entity against Purchaser, or to which Purchaser or any of its Affiliates is a party, that asserts the invalidity of the Transaction Documents or the right of Purchaser or applicable Subsidiary party thereto to enter into them, or to consummate the transactions contemplated by the Transaction Documents or that would, if adversely determined, reasonably be expected to materially delay or frustrate Purchaser’s or applicable Subsidiary’s ability to perform its obligations hereunder or consummate the transactions contemplated by the Transaction Documents.

(d) No Conflicts. The execution, delivery, and performance by Purchaser of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by Purchaser of the transactions contemplated hereby and thereby shall not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which Purchaser is a party, or (iii) conflict with or result in a violation of any Law, rule, regulation, order, judgment, or decree applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Purchaser to perform its obligations hereunder.

(e) Exemption Status. Purchaser has no Knowledge of any reason that the sale and issuance of the Shares to Purchaser will not comply with the exemption from registration under Regulation D under the Securities Act that the Company is relying upon.

(f) Residency. Purchaser’s office in which its investment decision with respect to the Shares was made is located at the address for such Purchaser set forth under such Purchaser’s name on the signature page hereof.

(g) Independent Investigation. Purchaser has conducted, together with its financial, legal, and tax advisors, its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. Purchaser acknowledges and agrees that (a) in making its decision to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, Purchaser has relied solely upon its own investigation, its own advisors, and the express representations and warranties of the Company set forth in Section 3.1 of this Agreement (including the related portions of the Disclosure Schedules), and Purchaser has not relied upon any representation or warranty as to the Company other than those set forth in Section 3.1 of this Agreement (including the related portions of the Disclosure Schedules); and (b) neither the Company nor any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Section 3.1 of this Agreement (including the related portions of the Disclosure Schedules).

(h) Control. The Purchaser is not a bank holding company under the BHCA or any state law, or controls a bank or federally insured depository institution. The issuance of the Shares to the Purchaser shall not: (i) cause Purchaser to violate any applicable banking Laws, (ii) require Purchaser to file a prior notice under the CIBC Act, New Jersey law or the BHCA, or otherwise seek prior approval or non-objection of any banking regulator, or (iii) require Purchaser to become a bank holding company. After giving effect to the offering and sale of the Shares, the Purchaser shall not have or exercise “control” (as defined in the BHCA and the Federal Reserve’s Regulation Y (12 C.F.R. Part 225)) (“BHCA Control”) or “control” under the CIBC Act or under New Jersey law of the Company or the Bank.

(i) No Consents. No consent, approval, permit, license, authorization, registration, filing or order of or with any Governmental Entity, and no consent or approval of any other third party, is required for the execution, delivery and performance by Purchaser of, or compliance by Purchaser with, any of the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.

(j) Institutional Accredited Investor. The Purchaser is an institutional “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and as contemplated by subsections (1), (2), (3), (7) and (8) of Rule 501(a) of the Securities Act, and has no less than $5,000,000 in total assets.

(k) No General Solicitation or General Advertising. Neither Purchaser nor, to Purchaser’s Knowledge, any person acting on its behalf has engaged or shall engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares pursuant to this Agreement.

(l) Economic Loss and Sophistication. The Purchaser is able to bear the economic risk of losing its entire investment in the Shares. Purchaser acknowledges that the Shares are not readily marketable and that its overall commitment and investment in the Shares is not disproportionate to its net worth nor is it excessive. Purchaser, either alone or together with Purchaser representatives, and each partner and beneficial owner of the Purchaser, has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the risks and merits of the investment and the risks and merits of the Shares. Purchaser acknowledges that the aggregate investment amount of the Shares that the Purchaser is purchasing is not more than 20% of its net worth.

(m) Access. Purchaser acknowledges that the Company has made certain documentation available to the Purchaser on a confidential basis solely for purposes of evaluating the Company, and the terms of the Shares. Purchaser acknowledges that it has had the opportunity to make on-site investigations of the Company, to ask questions of, and receive answers from, the Company or a person acting on behalf of the Company concerning the Company and the terms and conditions of an investment in the Shares, and all questions asked by Purchaser have been answered to Purchaser’s satisfaction. Purchaser acknowledges that it has had access to all information that it deems material to making an informed investment decision with respect to an investment in the Shares.

(n) Reliance. Purchaser acknowledges that it is not relying on any oral representation of any officer or director of the Company or any person purported to be acting on behalf of the Company. Purchaser is not relying on the Company with respect to the tax, accounting, legal and economic considerations of an investment in the Shares and has consulted its own attorney, accountant or investment advisor with respect to an investment in the Shares. Subject to Section 3.1(pp), Purchaser acknowledges that the Company has not made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information regarding the Company other than the express representations and warranties contained in Section 3.1 of this Agreement.

(o) Speculative Investment. Purchaser is aware that (i) an investment in the Shares is speculative and involves a high degree of risk, which the Purchaser has carefully considered and disclosed to each of its investors and beneficial owners, (ii) no federal or state agency has passed upon the merits of the sale of the Shares, (iii) there is expected to be no public market for the Shares and it may not be possible for Purchaser to liquidate its investment in the Shares, and (iv) the Shares are a speculative investment involving a significant degree of risk for which there is no guarantee that Purchaser will recover its initial investment or realize any gain from any investment. Purchaser is able to afford a complete loss of the investment.

(p) Exempt Transaction. Purchaser understands that the Shares are being issued in reliance upon an exemption from federal securities registration set forth in section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, and pursuant to exemptions under applicable securities or Blue Sky Laws of the states of the United States. The Purchaser hereby acknowledges that the Company is relying upon the Purchaser’s representations in this Agreement in good faith in order to comply with applicable federal and state securities or Blue Sky Laws.

(q) No Registration of Interests. Purchaser acknowledges and agrees that, based in part upon its representations contained herein and in reliance upon applicable exemptions, no interest in the Shares acquired or to be acquired by Purchaser has been or will be registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. Purchaser agrees not to offer, sell, pledge or otherwise dispose of all or any portion of the Shares purchased by it without registration or qualification except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities Laws, unless (i) in the opinion of counsel for, or counsel satisfactory to, the Company, the registration or qualification under the Securities Act and any applicable state securities Laws is not required and (ii), if required, Purchaser has received any necessary regulatory approvals. Purchaser understands that a legend to this effect may be placed on the Shares and that stop-transfer instructions may be issued by the Company to its transfer agent. Purchaser further understands that neither the Shares or the Underlying Shares are currently eligible for resale pursuant to Rule 144 under the Securities Act (“Rule 144”) and may not become eligible for resale pursuant to Rule 144. Purchaser acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.

(r) Investment Intent. Purchaser acknowledges that it is acquiring the Shares for its own account for investment, and not with a view to any distribution, resale, subdivision, or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities Law, and Purchaser has no present plans to enter into any contract, undertaking, agreement, or arrangement for any such distribution, resale, subdivision, or fractionalization. The Shares are not being acquired, directly or indirectly, as nominee, trustee or representative of or for any other person or persons.

(s) Sufficiency of Funds. The Purchaser has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Per-Share Purchase Price and timely consummate the transactions contemplated by this Agreement.

(t) Performance Guarantee. None of the Company, any broker or dealer, any of the officers, directors, shareholders, partners, employees or agents of either, or any other persons, whether expressly or by implication, has represented, guaranteed or warranted that (i) the Company or Purchaser will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company’s activities or Purchaser’s investment in the Company; or (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the Shares or of the Company’s activities.

(u) Full Disclosure. No representation or warranty by Purchaser in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(v) Acknowledgement of Redemption. The Purchaser acknowledges that any redemption of the Series B Preferred Stock is subject to prior Federal Reserve approval, and the Purchaser has no expectation, as a result of actions or communications from or on behalf of the Company, that the Series B Preferred Stock will be redeemed by the Company.

(w) No Other Representation. Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.1 The Commitment. During the Commitment Period, the Company shall have the right, in its sole discretion, to sell and issue to Purchaser, and, upon exercising such right by the Company, Purchaser shall purchase from Seller, in whole or in part, from time to time, an additional amount up to Twenty Thousand (20,000) Shares (the “Commitment Shares”) at the Per-Share Purchase Price (the “Commitment”).

(a) Consideration. Subject to the terms and conditions set forth in this Agreement, in consideration for the Commitment, the Company shall deliver to the Purchaser the Commitment Fee. The Commitment Fee shall be payable in four (4) installments of Fifty Thousand Dollars ($50,000.00) each (the “Commitment Installment Payment”). The Commitment Installment Payments shall be paid on (i) April 1, 2026; (ii) July 1, 2026; (iii) October 1, 2026; and (iv) November 1, 2027. If any Commitment Installment Payment falls on a date that is not a Business Day, then payment of such Commitment Installment Payment shall be made on the next succeeding Business Day, without interest. Commitment Installment Payments shall be delivered by the Company to the Purchaser in immediately available funds by wire transfer to a bank account designated by the Purchaser.

(b) Exclusive Right. During the Commitment Period, the Company shall not offer, sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of any shares of its Series B Preferred Stock or any portion thereof to anyone other than the Purchaser.

(c) Exercising Rights of the Commitment. In the event the Company, in its sole discretion, determines to exercise its rights under the Commitment as set forth in this Section 4.1, it shall deliver a written notice to the Purchaser no later than ten (10) Business Days prior to the expiration of the Commitment Period, which notice shall set forth that the Company is exercising its rights under the Commitment and intends to sell and issue the Commitment Shares to the Purchaser (the “Commitment Notice”).

(d) Number of Shares Purchased Under the Commitment. Unless the Parties otherwise agree, the Purchaser is not obligated to purchase more than the Commitment Shares and the Company is not obligated to offer or issue more than the Commitment Shares.

(e) Closing of the Purchase Required by the Commitment. The closing of the purchase of all of a part of the Commitment Shares shall be consummated on or before the date that is forty-five (45) Business Days following receipt by the Purchaser of the Commitment Notice, or such other date as mutually agreed by the parties (each a “Commitment Closing”). At a Commitment Closing, the Purchaser shall deliver to the Company in immediately available funds by wire transfer to a bank account designated by the Company the amount equal to the amount of Commitment Shares being sold multiplied by the Per-Share Purchase Price less any unpaid portion of the Commitment Fee in exchange for the delivery by the Company in uncertificated form of the Commitment Shares.

(f) Conditions to Commitment Closing. The obligations of the Purchaser to consummate a Commitment Closing are subject to the satisfaction of the following conditions (or written waiver thereof by Purchaser in its sole discretion) on or prior to a Commitment Closing:

(i) since the Closing, there shall not have occurred a Material Adverse Effect;

(ii) all authorizations, approvals, consents or clearances under applicable Law required with the transactions contemplated by this Section 4.1 shall have been obtained or filed;

(iii) no applicable Law will have been enacted or made effective that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by this Agreement, and no action by a Governmental Entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by this Section 4.1;

(iv) the Company shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Section 4.1 that contemplate, by their terms, performance or compliance prior to the Commitment Closing;

(v) the representations and warranties of the Company as stated in Section 3.1 shall be true and correct in all material respects as of the Closing and as of the Commitment Closing as though made at and as of the Commitment Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and the Company shall have delivered a certificate duly executed by the Chief Executive Officer certifying that the conditions set forth in clauses (i), (iv) and (v) of this Section 4.1(f) have been fully satisfied;

(vi) the Closing shall have occurred;

(vii) the other deliverables and actions contemplated by Section 2.2(a) shall have been made or taken with respect to the transactions contemplated by this Section 4.1.

(g) Conditions to Commitment Closing. The obligations of the Company to consummate a Commitment Closing are subject to the satisfaction of the following conditions (or written waiver thereof by Purchaser in its sole discretion) on or prior to a Commitment Closing:

(i) all authorizations, approvals, consents or clearances under applicable Law required with the transactions contemplated by this Section 4.1 shall have been obtained or filed;

(ii) no applicable Law will have been enacted or made effective that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by this Agreement, and no action by a Governmental Entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by this Section 4.1;

(iii) Purchaser shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Section 4.1 that contemplate, by their terms, performance or compliance prior to the Commitment Closing;

(iv) the representations and warranties of Purchaser as stated in Section 3.2 shall be true and correct in all material respects as of the Closing and as of the Commitment Closing as though made at and as of the Commitment Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and Purchaser shall have delivered a certificate duly executed by the General Partner of the Purchaser certifying that the conditions set forth in clauses (i), (iii) and (iv) of this Section 4.1(g) have been fully satisfied;

(v) the Closing shall have occurred;

(vi) the other deliverables and actions contemplated by Section 2.2(a) shall have been made or taken with respect to the transactions contemplated by this Section 4.1.

(h) Termination of the Commitment. The obligations of the Purchaser set forth in this Section 4.1 may be terminated prior to the Commitment Closing by mutual agreement of the Parties.

Section 4.2 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares and Commitment Shares as required under Regulation D and make all filings and reports relating to the offer and sale of the Shares and Commitment Shares required under applicable securities or Blue Sky Laws of the states of the United States following each Closing and Commitment Closing. The Shares will be “restricted securities” as defined in Rule 144(a) under the Securities Act, and may be transferred pursuant to Rule 144 or pursuant to another available exemption from registration under applicable securities Laws that is reasonably acceptable to the Company and its counsel. All certificates for Shares and all stock ledgers and books and records related to such Shares shall reflect that the Shares have not been registered or qualified under any securities Laws and are restricted securities and that transfers and resales are not permitted, except where the transferor provides the Company with information, reasonably satisfactory to the Company and its counsel and the Company’s transfer agent demonstrating that the transfer will be made in conformity with a specified available exemption from registration or qualification under applicable securities Laws. The Company has no obligation to provide “current public information” as defined in Rule 144(c) under the Securities Act to facilitate transfer of Shares or for any other purpose.

Section 4.3 No Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration of the Shares under the Securities Act.

Section 4.4 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder, after payment of expenses of the Offering, including, without limitation, the payment of certain of Purchaser’s expenses as provided in Section 5.1, for general corporate purposes, which may include, without limitation, investments at the Company or the Bank, providing capital to support the Company’s growth, acquisitions or other business combinations, or reducing or refinancing existing outstanding indebtedness.

Section 4.5 Cooperation. The Company and Purchaser shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to take, or cause to be taken, whether before or after the Closing, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Transaction Documents.

Section 4.6 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no Party shall be required to make any disclosure or furnish access to any information (whether pursuant to a representation or warranty or otherwise) that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(b) and as identified in 12 C.F.R. § 4.32(b)) of a Governmental Entity by any Party to this Agreement to the extent prohibited by applicable Law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

Section 4.7 Taxes. The Company shall and shall cause its Subsidiaries, as applicable, to comply with all material Tax laws, including without limitation, to promptly and timely pay and discharge all material Taxes, assessments and other governmental charges imposed upon the Company or any of its Subsidiaries or upon the income, profits, or property of the Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a Lien or charge upon the property of the Company or any its Subsidiaries. Notwithstanding the foregoing, none of the Company or its Subsidiaries shall be required to pay any such Tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by adequate and appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company or its Subsidiaries in accordance with GAAP.

Section 4.8 Absence of Control; Ownership Limitations.

(a) It is the intent of the Parties to this Agreement that in no event shall the Purchaser, by reason of this Agreement, be deemed to control, directly or indirectly, the Company, and the Purchaser shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

(b) Notwithstanding anything to the contrary in this Agreement, the Purchaser (together with its Affiliates (as such term is used under the BHCA)) shall not have the ability to purchase or exercise any voting rights of any class of securities that would result in Purchaser, together with any Affiliates, holding more than 24.9% of the total outstanding shares of any class of voting securities of the Company or own equity in the Company in excess of 33.2% of the Company’s total equity. In the event the Purchaser breaches its obligations under this Section 4.8(b) or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the Company and shall cooperate in good faith with the Company to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

Section 4.9 Tier 1 Capital. If all or any portion of the full liquidation value of the Series B Preferred Stock ceases to be eligible to qualify as Tier 1 capital, the Company will immediately notify the Purchaser, and thereafter, if requested by the Company, the Purchaser will work together with the Company in good faith to execute and deliver all documents and agreements as reasonably necessary in order to restructure the Series B Preferred Stock to be eligible to qualify as Tier 1 capital, including without limitation, conforming the Certificate of Amendment of Series B Preferred Stock; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the holders of record of the Series B Preferred Stock upon the occurrence of a “Regulatory Capital Treatment Event” or “Investment Company Event” as such terms are defined in the Certificate of Amendment of Series B Preferred Stock.

Section 4.10 Sufficiency of Funds for the Commitment. At all times during the Commitment Period, the Purchaser agrees that it shall have sources of available funds to enable it to make payment of the Per-Share Purchase Price for the Purchase of the Commitment Shares within forty-five (45) Business Days following receipt by the Purchaser of the Commitment Notice.

ARTICLE V

MISCELLANEOUS

Section 5.1 Fees and Expenses. All costs and expenses including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation, negotiation and execution of this Agreement and the Transaction Documents, or any amendment or waiver hereof or thereof, and the transactions contemplated hereby and thereby shall be paid by the Party incurring such costs and expenses; provided, however, the Company shall reimburse the Purchaser for its reasonable and documented out-of-pocket expenses (including the fees of legal counsel to the Purchaser) up to a maximum of $35,000 in connection with the preparation, negotiation and execution of this Agreement and the Transaction Documents contemplated hereby. The foregoing expenses of the Purchaser shall be reimbursed within thirty (30) days of the Company’s receipt of a written request therefor from the Purchaser.

Section 5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and Purchaser shall execute and deliver to the other Parties such further documents as may be reasonably requested in order to give practical effect to the intention of the Parties under the Transaction Documents.

Section 5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at e-mail address specified in this Section 5.3 prior to 5:00 p.m., Eastern time, (b) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Business Day following delivery to such courier service, or (c) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Peapack-Gladstone Financial Corporation 500 Hills Drive, Suite 300 Bedminster, NJ 07921 Attn: Frank Cavallaro Email: fcavallaro@peapackprivate.com

With a copy to:	Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 Attn: Lawrence M.F. Spaccasi Scott A. Brown Email: lspaccasi@luselaw.com sbrown@luselaw.com

If to Purchaser:	Strategic Value Bank Partners, LLC 127 Public Square, Suite 1510 Cleveland, Ohio 44114 Attn: Ben Mackovak Email: ben@strategicbankpartners.com

With a copy to:	Squire Patton Boggs (US) LLP 201 E. Fourth St., Suite 1900 Cincinnati, Ohio 45202 Attn: James J. Barresi Email: james.barresi@squirepb.com

Section 5.4 Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement shall be effective with respect to any Party unless made in writing and signed by a duly authorized representative of such Party. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction shall be applied against any Party. This Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 5.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the Parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of Purchaser. Purchaser may assign its rights and obligations hereunder in whole or in part to any Affiliate of Purchaser and/or to any Person to whom Purchaser assigns this Agreement in compliance with the Transaction Documents and applicable Law, provided such transferee shall agree in writing to be bound by the terms and conditions of this Agreement and the Transaction Documents that apply to Purchaser.

Section 5.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of law. Each Party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a Party hereto or its respective Affiliates, employees or agents) shall be resolved in the federal courts located in the State of New Jersey, to the extent such courts have or can obtain jurisdiction over such Proceeding, and otherwise in the state courts located in the State of New Jersey (the “New Jersey Courts”). Each Party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New Jersey Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New Jersey Court, or that such

Proceeding has been commenced in an improper or inconvenient forum. Each Party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.8 Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one (1) year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein, including without limitation Section 4.4, shall survive until, by their respective terms, they are no longer operative. In no event will the Company’s liability to Purchaser for any breaches of the Company’s representations or warranties in this Agreement exceed the aggregate Per-Share Purchase Price actually paid by the Purchaser to the Company, plus reasonable attorneys’ fees and expenses.

Section 5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 5.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the Parties shall attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 5.11 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 5.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of Purchaser and the Company shall be entitled to seek specific performance under the Transaction Documents. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

Section 5.13 Public Announcements. No Party hereto shall issue any press release or make any other public announcement or disclosure with respect to this Agreement or the other Transaction Documents and the transactions contemplated herein and therein without the prior written consent of the other Party, except for any press release, public announcement or other public disclosure that is required by applicable Law or governmental regulations or by order of a court of competent jurisdiction. Prior to making any such required disclosure the disclosing Party shall have given written notice to the non-disclosing Party describing in reasonable detail the proposed content of such disclosure and shall permit the non-disclosing Party to review and comment upon the form and substance of such disclosure.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By:	/s/ Frank A. Cavallaro
Name: Frank A. Cavallaro
Title: Senior Executive Vice President and
Chief Financial Officer

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

STRATEGIC VALUE INVESTORS, LP

By:	Strategic Value Bank Partners, LLC,

an Ohio limited liability company, its General Partner

By:	/s/ Michael David
Name: Michael David
Title: Chief Operating Officer

Number of Shares of Series B Preferred Stock to be Purchased on the Date Hereof: 30,000

Per-Share Purchase Price of Series B Preferred Stock: $1,000

STRATEGIC VALUE PRIVATE INVESTORS II, LP

By:	Strategic Value Private Partners, LLC, an Ohio limited liability company, its General Partner

By:	/s/ Michael David
Name: Michael David
Title: Chief Operating Officer

Address:	127 Public Square, Suite 1510
Cleveland, Ohio 44114
Attn: Ben Mackovak

Number of Shares of Series B Preferred Stock to be Purchased on the Date Hereof: 0

Per-Share Purchase Price of Series B Preferred Stock: $1,000

[Signature Page to Purchase Agreement]

Exhibit A

Form of Certificate of Amendment of

Series B Preferred Stock

See attached.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

CERTIFICATE OF AMENDMENT

FOR

6.00% NON-CUMULATIVE PERPETUAL CONVERTIBLE SENIOR PREFERRED STOCK,

SERIES B

(Pursuant to Section 14A:7-2(2) and (4) of the New Jersey Business Corporation Act)

Pursuant to the provisions of N.J.S.A. 14A:7-2(2) and (4), the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is Peapack-Gladstone Financial Corporation, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the “Corporation”).

2. The following amendment to the Certificate of Incorporation, as amended (the “Certificate”), was approved by the Corporation’s Board of Directors (the “Board”) as required by Section 14A:7-2 of the New Jersey Business Corporation Act by unanimous written consent in lieu of a meeting dated March 23, 2026.

3. The Board, in accordance with the Certificate, and the Amended and Restated By-Laws of the Corporation (the “By-laws”), and applicable law, by said unanimous written consent dated March 23, 2026, duly adopted the following resolution authorizing the issuance and sale by the Corporation of up to $50 million in aggregate liquidation preference of shares of the Corporation’s preferred stock, no par value per share (“Preferred Stock”), and created a series of 6.00 Non-Cumulative Perpetual Convertible Senior Preferred Stock, Series B, of the Corporation designated as “6.00% Non-Cumulative Perpetual Convertible Senior Preferred Stock, Series B” on the terms set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that in accordance with N.J.S.A. 14A:7-2(4) and Article III of the Certificate, the Board hereby establishes the terms of the 6.00% Non-Cumulative Perpetual Convertible Senior Preferred Stock, Series B, no par value per share, and fixes and determines the authorized number of shares of the series, the dividend rate of shares of the series, the designations, and certain other powers, preferences, and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, with the Certificate hereby amended to add such terms to the end of Article III, following Article III(C), of the Certificate as follows:

(D) 6.00% Non-Cumulative Perpetual Convertible Senior Preferred Stock, Series B. A series of preferred stock of the Corporation is created out of the authorized and unissued shares of preferred stock of the Corporation, and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, are as follows:

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(a) Designation and Number of Shares. The shares of such series shall be designated as the “6.00% Non-Cumulative Perpetual Convertible Senior Preferred Stock, Series B” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be Fifty Thousand (50,000) shares. Each share of Series B Preferred Stock is identical in all respects to every other share of Series B Preferred Stock.

(b) Standard Provisions. The Standard Provisions contained in Annex B attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Restated Certificate of Incorporation to the same extent as if such provisions had been set forth in full herein.

(c) Inapplicability of Certain Provisions. Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, Article III(C)(c) shall not apply to this Article III(D) (including the Standard Provisions in Annex B hereto).

[Annex B follows]

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ANNEX B

STANDARD PROVISIONS

1.	Definitions.

(a) “Affiliate” has the meaning set forth in 12 C.F.R. § 225.2(a) or any successor provision.

(b) “Board of Directors” means the board of directors of the Corporation.

(c) “Business Day” means any day, other than a Saturday or a Sunday, on which banks in New Jersey are open for the general transaction of business.

(d) “Certificate” means a certificate representing one (1) or more shares of Series B Preferred Stock.

(e) “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended and in effect from time and time.

(f) “Change in Control” means, with respect to the Corporation, the first occurrence of any one of the following events:

(i)

any person acquiring “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of the equity securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s equity securities;

(ii)

the date a definitive agreement is executed on behalf of the Corporation which would result in any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Corporation (a “Corporate Event”), if immediately following the consummation of such Corporate Event those persons who were holders of the equity securities of the Corporation immediately prior to such Corporate Event would not hold, directly or indirectly, a majority of the voting power as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Corporation immediately prior to such Corporate Event;

(iii)	the shareholders of the Corporation approve a plan of liquidation or dissolution of the Corporation or a sale of all or substantially all of the Corporation’s assets; or

(iv)	the occurrence of any other event which the Board of Directors of the Corporation declares to be a Change in Control.

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(g) “Commission” means the United States Securities and Exchange Commission.

(h) “Common Stock” means the common stock, no par value per share, of the Company.

(i) “Corporation” means Peapack-Gladstone Financial Corporation, a New Jersey corporation.

(j) “Conversion Rate” means the Liquidation Preference divided by $38.00, resulting in 26.3157 shares of Common Stock of the Corporation.

(k) “Conversion Time” has the meaning provided in Section 6(c).

(l) “Depository Company” has the meaning provided in Section 9(d).

(m) “Dividend Payment Date” has the meaning set forth in Section 4(b).

(n) “Dividend Period” has the meaning set forth in Section 4(d).

(o) “DTC” means The Depository Trust Company.

(p) “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(q) “Federal Reserve” means the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) and its delegees.

(r) “Investment Company Event” means the good faith determination by the Corporation that that there is a more than an insubstantial risk that the Corporation is or, within one hundred twenty (120) days after such good faith determination by the Corporation will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

(s) “Junior Stock” has the meaning set forth in Section 3.

(t) “Liquidation” has the meaning set forth in Section 3.

(u) “Liquidation Preference” means, as to Series B Preferred Stock, $1,000.00 per share.

(v) “Original Issue Date” shall mean, with respect to any share of Series B Preferred Stock, the date on which such share of Series B Preferred Stock was originally issued.

(w) “Parity Stock” has the meaning set forth in Section 3.

(x) “Peapack Private Bank & Trust” means the wholly-owned banking subsidiary of the Corporation.

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(y) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(z) “Preferred Stock” means the preferred stock of the Corporation, no par value per share.

(aa) “Redemption Date” has the meaning set forth in Section 9(c).

(bb) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series B Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series B Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series B Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series B Preferred Stock then outstanding as “Additional Tier 1 Capital” for purposes of the capital adequacy guidelines of Federal Reserve Regulation Q, 12 C.F.R. Part 217 (or, as and if applicable, the successor capital adequacy guidelines or regulations of the Federal Reserve or the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series B Preferred Stock is outstanding.

(cc) “Securities Act” means the Securities Act of 1933, as amended.

(dd) “Series A Preferred Stock” means the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, of the Corporation.

(ee) [Reserved]

(ff) “Total Equity” has the meaning set forth in 12 C.F.R. §225.34 or any successor provision.

(gg) “Transfer Agent” means Computershare Inc., as the transfer agent and registrar for the Series B Preferred Stock, and its successors and assigns, including any successor transfer agent and registrar appointed by the Corporation. The Corporation may at its sole discretion appoint itself or an Affiliate as the Transfer Agent.

(hh) “U.S. GAAP” means U.S. generally accepted accounting principles.

(ii) “Voting Security(ies)” has the meaning set forth in 12 C.F.R. § 225.2(q) or any successor provision.

2.	[Reserved]

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3. Ranking. The Series B Preferred Stock will rank, with respect to rights upon liquidation, dissolution, or winding-up of the affairs of the Corporation, whether voluntary or involuntary (“Liquidation”), and the payment of dividends or distributions, whether payable in cash, securities, options or other property, (a) pari passu with the shares of Series B Preferred Stock and each other class or series of capital stock which the Corporation has issued or may issue in the future, the terms of which expressly provide that such class or series will rank on parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (the “Parity Stock”), and (b) senior to the Common Stock, the Series A Preferred Stock, and each other class or series of capital stock which the Corporation has issued or may issue in the future, the terms of which do not expressly provide that it ranks on parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (the “Junior Stock”). The Series A Preferred Stock is Junior Stock as to dividend rights and rights upon Liquidation of the Corporation. Not in limitation of anything contained herein, and for purposes of clarity, the Series B Preferred Stock is subordinated to the general creditors and subordinated debt holders of the Corporation, and the depositors of Peapack Private Bank & Trust, in any receivership, insolvency, liquidation or similar proceeding.

4. Dividends.

(a) Holders of Series B Preferred Stock will be entitled to receive, only when, as, and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, on each Dividend Payment Date (as defined below), out of funds legally available for the payment of dividends thereof (whether net income or retained earnings), non-cumulative cash dividends at the rate per annum equal to 6.00% of the amount of the Liquidation Preference of the Series B Preferred Stock outstanding for each Dividend Period from the Original Issue Date of the Series B Preferred Stock until any earlier Redemption Date. In the event the Corporation issues additional shares of the Series B Preferred Stock after the Original Issue Date, dividends on such shares may accrue from the Original Issue Date or any other date specified by the Board of Directors or a duly authorized committee of the Board of Directors at the time such additional shares are issued.

(b) If declared by the Board of Directors or a duly authorized committee of the Board of Directors, dividends will be payable on the Series B Preferred Stock quarterly in arrears on February 5, May 5, August 5 and November 5 of each year, beginning on May 5, 2026 (each such day a “Dividend Payment Date”). In the event that any Dividend Payment Date falls on a day that is not a Business Day, then payment of any dividend payable on such date will be made on the next succeeding Business Day (without interest or other payment in respect of such delay).

(c) Dividends will be payable to holders of record of Series B Preferred Stock as they appear on the Corporation’s or its Transfer Agent’s stock register on the applicable record date, which shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not less than 15 calendar days nor more than 30 calendar days before the applicable Dividend Payment Date, as such record date shall be fixed by the Board of Directors or a duly authorized committee of the Board of Directors.

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(d) A “Dividend Period” is the period from and including a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date or any earlier Redemption Date, except that the initial Dividend Period will commence on March 26, 2026 and continue to, but excluding, the next Dividend Payment Date. Dividends payable on Series B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from the calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series B Preferred Stock will cease to accrue on the Redemption Date, if any, with respect to the Series B Preferred Stock redeemed, unless the Corporation defaults in the payment of the redemption price of the Series B Preferred Stock called for redemption.

(e) Dividends on the Series B Preferred Stock will not be cumulative. If the Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend, in full or otherwise, on the Series B Preferred Stock in respect of a Dividend Period, then such unpaid dividends shall cease to accrue and shall not be payable on the applicable Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay (and the holders of the Series B Preferred Stock will have no right to receive) dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period, whether or not the Board of Directors or a duly authorized committee of the Board of Directors declares a dividend for any future Dividend Period with respect to the Series B Preferred Stock, Series A Preferred Stock, the Common Stock, or any other class or series of the Corporation’s equity. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not declared.

(f) Notwithstanding any other provision hereof, dividends on the Series B Preferred Stock shall not be declared, paid, or set aside for payment to the extent such act would cause the Corporation to fail to comply with the laws and regulations applicable to it, including applicable capital adequacy rules of the Federal Reserve (or the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), or which would disqualify the Series B Preferred Stock as “Additional Tier 1 Capital.”

(g) So long as any share of Series B Preferred Stock remains outstanding:

1. no dividend or distribution shall be declared, paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Junior Stock, other than (i) a dividend payable solely in Junior Stock, (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan, or (iii) a dividend payable on the Common Stock, except that no dividend or distribution shall be declared, paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on the Common Stock unless full dividends on all outstanding shares of the Series B Preferred Stock for the then most recently completed Dividend Period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment);

2. no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (i) as a result of a reclassification of the Junior Stock for or into other Junior Stock, (ii) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (iv) purchases, redemptions, or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers,

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directors, or consultants, including the redemption of shares to satisfy any applicable tax withholding requirement in connection with the vesting of outstanding equity awards, (v) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to or during the most recent preceding Dividend Period for which the full dividends for the then most recently completed Dividend Period on all outstanding shares of Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; unless, in each case, the full dividends for the then most recently completed Dividend Period on all outstanding shares of the Series B Preferred Stock have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment); and

3. no shares of Parity Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Parity Stock, if any, (ii) as a result of a reclassification of Parity Stock for or into other Parity Stock, (iii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock, (v) purchases of shares of Parity Stock pursuant to a contractually binding requirement to buy Parity Stock existing prior to or during the most recent preceding Dividend Period for which the full dividends for the then most recently completed Dividend Period on all outstanding shares of Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; unless, in each case, the full dividends for the then most recently completed Dividend Period on all outstanding shares of Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

(h) Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, on any Dividend Payment Date upon the shares of Series B Preferred Stock, or on the respective dividend payment dates upon the shares of any Parity Stock, all dividends declared upon shares of Series B Preferred Stock and any Parity Stock for such dividend payment date or Dividend Payment Date, as applicable, shall be declared on a pro rata basis in proportion to the respective aggregate amounts of current and unpaid dividends for the Series B Preferred Stock and all Parity Stock due on such dividend payment date and Dividend Payment Date, as applicable. For purposes of calculating the proportional allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then-current dividends due on the shares of the Series B Preferred Stock and (i) in the case of any series of Parity Stock that is non-cumulative Preferred Stock, the aggregate of the current and unpaid dividends due on such series of Preferred Stock, and (ii) in the case of any series of Parity Stock that is cumulative Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of Preferred Stock. No interest will be payable in respect of any declared but unpaid dividend

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payment on shares of Series B Preferred Stock that is paid after the relevant Dividend Payment Date for such Dividend Period. If the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on the Series B Preferred Stock on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice (which may be in the form of a press release or other public announcement) to the holders of the Series B Preferred Stock prior to such date.

(i) To the extent a dividend period with respect to any Parity Stock coincides with more than one Dividend Period, for purposes of the immediately preceding paragraph (Section 4(h)) the Board of Directors or a duly authorized committee of the Board of Directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one Dividend Period, or shall treat such dividend period(s) with respect to any Parity Stock and Dividend Period(s) for purposes of the immediately preceding paragraph (Section 4(h)) in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Parity Stock and the Series B Preferred Stock. For the purposes of this paragraph and Section 4(h), the term “Dividend Period” as used with respect to any Parity Stock means such Dividend Periods as are provided for in the terms of such Parity Stock.

(j) Subject to the foregoing, dividends (payable in cash, stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the Common Stock and any other Junior Stock or Parity Stock from time to time out of any assets legally available for such payment, and the holders of Series B Preferred Stock shall not be entitled to participate in any such dividend.

5. Liquidation.

(a) In the event of a Liquidation, holders of Series B Preferred Stock will be entitled to receive, for each share of Series B Preferred Stock, out of the assets of the Corporation or proceeds thereof, legally available for distribution to the Corporation’s stockholders, a distribution in the amount of the Liquidation Preference, plus any dividends declared but unpaid on the Series B Preferred Stock, without regard to any undeclared dividends. Insofar as the dividends or Liquidation Preference payable are property other than cash, such dividends or Liquidation Preference shall be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; provided that such dividends or Liquidation Preference in property other than cash will be made only to the extent the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than 24.9% of the total outstanding shares of any class of Voting Securities or 33.2% of the Total Equity of the Corporation or Peapack Private Bank & Trust after making such payment, and to the extent that such payment may trigger exceeding such aggregate ownership, the holder will be paid cash in lieu of such other property. The holders of Series B Preferred Stock shall not be entitled to any other amounts in the event of a Liquidation of the Corporation.

(b) In the event the assets of the Corporation available for distribution to stockholders upon a Liquidation of the Corporation are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock, and the corresponding amounts payable on any Parity Stock, holders of Series B Preferred Stock and the holders of such Parity Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

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(c) For purposes of this Section 5, the merger, consolidation or share exchange of the Corporation with any other corporation or other entity, including a merger, consolidation or share exchange in which the holders of Series B Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a Liquidation.

(d) After payment of the full amount of any Liquidation Preference, plus any dividends declared but unpaid on the Series B Preferred Stock, without regard to any undeclared dividends, holders of the Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. Upon conversion of the Series B Preferred Stock to Common Stock of the Corporation as contemplated by Section 6, all rights or claims to the Liquidation Preference shall be terminated.

6. Conversion.

(a)	General.

(i)

If not previously redeemed pursuant to Section 9, each share of Series B Preferred Stock shall be convertible at the option of the holder thereof, without the payment of additional consideration by the holder thereof, into shares of the Corporation’s Common Stock at the Conversion Rate (x) on any date occurring more than sixty (60) months immediately after the Original Issue Date, (y) in the event of a Change in Control under Section 1(f)(ii), whether before or after a date that is sixty (60) months immediately after the Original Issue Date, on or prior to the effective date of the Corporate Event, or (z) in the event of a Change in Control under Section 1(f)(i), (iii) or (iv), whether before or after a date that is sixty (60) months immediately after the Original Issue Date, on a date following the notice provided pursuant to Section 6(f) but immediately preceding the effective date of the Change in Control; provided that upon such conversion, the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than 24.9% of the total outstanding shares of any class of Voting Securities or more than 33.2% of the Total Equity of the Corporation or Peapack Private Bank & Trust.

(ii)

All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(iii)

Notwithstanding anything herein to the contrary, no holder of Series B Preferred Stock shall be permitted to convert any shares of Series B Preferred Stock hereunder to the extent such conversion would cause the holder to exceed in the aggregate 24.9% or more of the total outstanding shares of any class of Voting Securities or more than 33.2% of the Total Equity of the Corporation or Peapack Private Bank & Trust.

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(b) Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Section 9 or a Liquidation pursuant to Section 5, the conversion rights of the shares designated for redemption or upon Liquidation shall terminate at the close of business on the last full day preceding the date fixed for redemption or Liquidation, as applicable, unless the redemption price or Liquidation Preference is not fully paid, in which case the conversion rights for such shares shall continue until such price is paid in full.

(c) Notice of Conversion. In order for a holder of Series B Preferred Stock to convert shares of Series B Preferred Stock into shares of Voting Common Stock, such holder shall (a) provide written notice to the Corporation, which notice shall be no later than thirty (30) calendar days after receiving notice from the Corporation under Section 6(f), as applicable, that such holder elects to convert all or any number of such holder’s shares of Series B Preferred Stock and, if applicable, any event on which such conversion is contingent and (b) if such holder’s shares are certificated, surrender the Certificate or Certificates for such shares of Series B Preferred Stock, at the principal office of the Corporation. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Voting Common Stock to be issued. If required by the Corporation, any Certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the Corporation of such notice and, as applicable, the surrender of any Certificates representing such Series B Preferred Stock or confirmation from the Corporation’s Transfer Agent of the number of shares of Series B Preferred Stock held by the holder in book-entry form with the Transfer Agent or through DTC, shall be the time of conversion (the “Conversion Time”), and the shares of Voting Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series B Preferred Stock, or to his, her or its nominees, (x) a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a Certificate for the number (if any) of the shares of Series B Preferred Stock represented by the surrendered Certificate that were not converted into Common Stock, or (y) if the shares of Series B Preferred Stock are held book-entry with the Corporation’s Transfer Agent or through DTC, book-entry confirmation with the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and the number (if any) of the shares of Series B Preferred Stock that were not converted into Common Stock and that remain outstanding, and (ii) pay all declared but unpaid Dividends on the shares of Series B Preferred Stock converted.

(d) Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Series B Preferred Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

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(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Upon any conversion, all fractional share interests to which a holder may be entitled shall be aggregated into whole shares of Common Stock with cash in an amount equal to the resulting fractional share of Common Stock multiplied by the $38.00 being paid in lieu of any fractional share of Common Stock that may remain after such aggregation.

(f) Notice of Change in Control.

(i)

In the event of a Change in Control under Section 1(f)(i) or (iii), the Corporation will give notice to the record holders of the Series B Preferred Stock of such Change in Control as soon as practicable after the Corporation’s Board of Directors have taken such action under Section 1(g)(iii) or the Corporation has actual notice of any event described in Section 1(g)(i).

(ii)

In the event of a Change in Control under Section 1(g)(ii), the Corporation will give notice to the record holders of the Series B Preferred Stock as soon as practicable but no later than two (2) Business Days immediately subsequent to the date of such Change in Control.

7. Adjustments.

(a) Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a dividend in Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the conversion rights of each share of Series B Preferred Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased to the extent necessary and appropriate to preserve the relative rights of the holders of the Series B Preferred Stock.

(b) Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 7(a) above), the Conversion Rate then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Series B Preferred Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Series B Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible (without regard to any limitations on conversion of the Series B Preferred Stock) immediately before that transaction.

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8. Reorganization, Merger, Consolidation, Share Exchange or Other Similar Transaction. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 7) or a merger, consolidation, share exchange, or any other similar transaction, as a part of such reorganization, merger, consolidation, share exchange, or other similar transaction, provision will be made so that the holders of the Series B Preferred Stock will thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such reorganization, merger, consolidation, share exchange, or other similar transaction, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Series B Preferred Stock would have been entitled to receive on such capital reorganization, merger, consolidation, share exchange, or other similar transaction (without regard to any limitations on conversion of the Series B Preferred Stock).

9. Redemption.

(a) The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series B Preferred Stock is not redeemable prior to the fifth (5th) anniversary of the Original Issue Date. On and after that date, Series B Preferred Stock will be redeemable solely at the option of the Corporation, in whole or in part, from time to time, upon notice as provided in Section 9(c), at a redemption price equal to the Liquidation Preference, plus any dividends declared but unpaid on the Series B Preferred Stock, without regard to any undeclared dividends, on any Dividend Payment Date. Holders will have no right to require the redemption or repurchase of Series B Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event or Investment Company Event, the Corporation, at its option, may redeem, all (but not less than all) of the shares of the Series B Preferred Stock at the time outstanding, at a redemption price equal to the Liquidation Preference, plus any dividends declared but unpaid on the Series B Preferred Stock, without regard to any undeclared dividends on any Dividend Payment Date, upon notice given as provided in Section 9(c).

(b) Any redemption or repurchase of Series B Preferred Stock is subject to receipt of any necessary regulatory approval, including prior approval of the Federal Reserve, and to the satisfaction of any conditions set forth in the capital standards, guidelines or regulations of the Federal Reserve applicable to redemption of the Series B Preferred Stock.

(c) If shares of Series B Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series B Preferred Stock to be redeemed, mailed not less than 10 days nor more than 60 days prior to the date fixed by the Corporation for redemption (the “Redemption Date”) (provided that, if the shares of Series B Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the Redemption Date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by a holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price as provided in Section 9(a); (iv) if the shares of Series B Preferred Stock are issued in certificate form, the place or places where the Certificates representing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date. Any notice of redemption, once given, shall be irrevocable.

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(d) If notice of redemption has been duly given and if on or before the Redemption Date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, for the benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depository Company”) for the benefit of the holders of the shares called for redemption, then, notwithstanding that any Certificate for any share so called for redemption has not been surrendered for cancellation, on and after the Redemption Date all shares so called for redemption shall cease to be outstanding, all dividend rights with respect to such shares will cease on the Redemption Date, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the fund set aside by the Corporation or from the Depository Company where the funds have been deposited at any time after the Redemption Date from such funds, without interest. The Corporation shall be entitled to receive, from time to time, from the Depository Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three (3) years from the Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(e) In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata.

(f) Subject to the provisions of this Section 9, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed.

(g) Holders of Series B Preferred Stock have no rights to require the Corporation’s redemption or repurchase of any shares of Series B Preferred Stock, and such holder should not expect the Corporation to redeem shares of Series B Preferred Stock.

10. Voting Rights. The holders of Series B Preferred Stock will not have any voting rights, except as may otherwise from time to time be required by law or as expressly provided in Section 11. If the holders of Series B Preferred Stock shall be entitled by law to vote as a single class with the holders of outstanding shares of Voting Common Stock, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (by vote or written consent), each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Voting Common Stock into which such share is convertible at the record date for such vote pursuant to Section 6.

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11. Protective Provisions. In addition to any voting rights specifically required by applicable law, so long as any shares of Series B Preferred Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation, share exchange or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Series B Preferred Stock:

(a) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Series B Preferred Stock so as to affect them adversely (including the issuance of any new class or series of capital stock ranking pari passu with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation),

(b) decrease the authorized number of shares of Series B Preferred Stock to below the number of shares then outstanding, or

(c) enter into any agreement that provides for a merger, consolidation, or share exchange, or engage in any other similar transaction (including the sale, lease or exchange of all or substantially all of the assets of the Corporation), unless (i) the Series B Preferred Stock remains outstanding, or (ii) the Series B Preferred Stock is changed in such transaction into a class or series of preferred stock or similar security of the surviving corporation such that the surviving corporation could effect the change without requiring a vote of the holders of Series B Preferred Stock if such change were effected by amendment of the Certificate of Incorporation, or (iii) the holders of the Series B Preferred Stock are entitled to receive, as consideration for the extinguishment or exchange of their shares of Series B Preferred Stock in such transaction, the same consideration that such holders would have received in such transaction if their Series B Preferred Stock were converted into Common Stock at the then-current Conversion Rate immediately prior to such transaction; provided, that the holders of the Series B Preferred Stock may elect to convert such shares of Series B Preferred Stock to Common Stock pursuant to Section 6 if such transaction constitutes a Change in Control.

12. Notices. All notices required or permitted to be given by the Corporation to the record holders of the Series B Preferred Stock shall be in writing, addressed to the most recent addresses for such record holders of the Series B Preferred Stock as they shall appear upon the books of the Corporation or the Corporation’s Transfer Agent, and delivered by a U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested); provided, however, other than with respect to any notice required by Section 6(f), that failure to duly give such notice as provided herein, or any defect in such notice, to the record holders of any shares of Series B Preferred Stock, shall not affect the validity of the proceedings of any other shares of Series B Preferred Stock, or any other matter required to be presented for the approval of the holders of the Series B Preferred Stock. Such notice shall be deemed given and effective on the Business Day following delivery to such courier service.

13. Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

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14. Term. The Series B Preferred Stock shall have a perpetual term unless converted in accordance with Section 6 or redeemed in accordance with Section 9.

15. No Preemptive Rights. The holders of Series B Preferred Stock are not entitled to any preemptive, preferential or other right to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation.

16. Certificates and Replacement Certificates.

(a) The shares of Series B Preferred Stock have not been registered under the Securities Act, or any applicable state securities laws, or any other applicable securities laws.

(b) Unless registered under the Securities Act, any sale, transfer, pledge, hypothecation or other disposition of the shares of Series B Preferred Stock are restricted. Except as specified below, each Certificate will bear the following legend:

THE TRANSFERABILITY OF THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF THE CERTIFICATE OF AMENDMENT OF SERIES B PREFERRED STOCK OF PEAPACK-GLADSTONE FINANCIAL CORPORATION, AND ANY TRANSFER OF SUCH SHARES OF SERIES B PREFERRED STOCK IN VIOLATION OF SUCH RESTRICTIONS IS VOID.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER SAID SECURITIES ACT OR (ii) DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED FOR RESALE OF THESE SHARES.

Notwithstanding the foregoing, such Certificates and any certificates evidencing underlying shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall not contain any legend (including the legend set above): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) if such securities are eligible for sale under Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Corporation shall cause its counsel to issue a legal opinion to its Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a holder, respectively.

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(c) In the event that any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, an agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of such loss, theft or destruction of such Certificate, and if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any such claim that may be made against it with respect to such Certificate, the Corporation will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

(d) The Corporation may, at its option, issue shares of Series B Preferred Stock without certificates.

17. Other Rights. The shares of Series B Preferred Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

18. General Provisions. In addition to the above provisions with respect to the Series B Preferred Stock, such Series B Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation’s Certificate of Incorporation with respect to Preferred Stock generally.

19. Matters and Facts. The undersigned officer acknowledges the foregoing Certificate of Amendment to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

20. Effectiveness. This Certificate of Amendment shall be effective on March 26, 2026.

[Signature Page Follows]

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IN WITNESS WHEREOF, PEAPACK-GLADSTONE FINANCIAL CORPORATION has caused this Certificate of Amendment to be signed in its name and on its behalf by its Chief Financial Officer this 23rd day of March, 2026.

PEAPACK-GLADSTONE FINANCIAL
CORPORATION

By:
Name:	Frank A. Cavallaro
Title:	Senior Executive Vice President and Chief Financial Officer

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